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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Liberty TripAdvisor Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LIBERTY TRIPADVISOR HOLDINGS, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5200

April 19, 2017

Dear Stockholder:

        You are cordially invited to attend the 2017 annual meeting of stockholders of Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) to be held at 8:45 a.m., local time, on May 24, 2017, at the Atlanta Braves Headquarters, 755 Battery Avenue, Atlanta, Georgia 30339, telephone (404) 614-2182.

        At the annual meeting, you will be asked to consider and vote on the proposals described in the accompanying notice of annual meeting and proxy statement, as well as on such other business as may properly come before the meeting.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the annual meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or by completing, signing and returning by mail the enclosed proxy card. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your cooperation and continued support and interest in Liberty TripAdvisor.

Very truly yours,

Gregory B. Maffei Chairman of the Board, President and Chief Executive Officer

The proxy materials relating to the annual meeting are first being mailed on or about April 24, 2017.

LIBERTY TRIPADVISOR HOLDINGS, INC.
12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on May 24, 2017

        NOTICE IS HEREBY GIVEN of the annual meeting of stockholders of Liberty TripAdvisor Holdings, Inc. (Liberty TripAdvisor) to be held at 8:45 a.m., local time, on May 24, 2017, at the Atlanta Braves Headquarters, 755 Battery Avenue, Atlanta, Georgia 30339, telephone (404) 614-2182, to consider and vote on the following proposals:

  1.
  A proposal (which we refer to as the election of directors proposal) to elect Chris Mueller and Albert E. Rosenthaler to continue serving as Class II members of our board until the 2020 annual meeting of stockholders or their earlier resignation or removal; and

  2.
  A proposal (which we refer to as the auditors ratification proposal) to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting.

        Holders of record of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 3, 2017, the record date for the annual meeting, will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the annual meeting will be available at our offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 for review by our stockholders for any purpose germane to the annual meeting for at least ten days prior to the annual meeting.

        We describe the proposals in more detail in the accompanying proxy statement. We encourage you to read the proxy statement in its entirety before voting.

        Our board of directors has unanimously approved each proposal and recommends that you vote "FOR" the election of each director nominee and "FOR" the auditors ratification proposal.

        Votes may be cast in person at the annual meeting or by proxy prior to the meeting by telephone, via the Internet, or by mail.

        Important Notice Regarding the Availability of Proxy Materials For the Annual Meeting of Stockholders to be Held on May 24, 2017: our Notice of Annual Meeting of Stockholders, Proxy Statement, and 2016 Annual Report to Stockholders are available at www.envisionreports.com/LTAH.

        YOUR VOTE IS IMPORTANT.    Voting promptly, regardless of the number of shares you own, will aid us in reducing the expense of any further proxy solicitation in connection with the annual meeting.

By order of the board of directors,

Michael E. Hurelbrink
Secretary

Englewood, Colorado
April 19, 2017

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, PLEASE COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PAPER PROXY CARD.

i

ii

LIBERTY TRIPADVISOR HOLDINGS, INC.
a Delaware corporation

12300 Liberty Boulevard
Englewood, Colorado 80112
(720) 875-5200

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        We are furnishing this proxy statement in connection with the board of directors' solicitation of proxies for use at our 2017 Annual Meeting of Stockholders to be held at 8:45 a.m., local time, at the Atlanta Braves Headquarters, 755 Battery Avenue, Atlanta, Georgia 30339, on May 24, 2017 or at any adjournment or postponement of the annual meeting. At the annual meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share (LTRPA), and Series B common stock, par value $0.01 per share (LTRPB). We refer to LTRPA and LTRPB together as our common stock.

THE ANNUAL MEETING

Electronic Delivery

        Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive a printed copy of the notices and proxy materials, unless you request them. If you are a registered stockholder, you may suspend electronic delivery of the notices and proxy materials at any time by contacting our transfer agent, Computershare, at 866-367-6355 (outside the United States 1-781-575-3400). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.

Time, Place and Date

        The annual meeting of stockholders is to be held at 8:45 a.m., local time, on May 24, 2017, at the Atlanta Braves Headquarters, 755 Battery Avenue, Atlanta, Georgia 30339, telephone (404) 614-2182.

Purpose

        At the annual meeting, you will be asked to consider and vote on each of the following:

  •
  the election of directors proposal, to elect Chris Mueller and Albert E. Rosenthaler to continue serving as Class II members of our board until the 2020 annual meeting of stockholders or their earlier resignation or removal; and

  •
  the auditors ratification proposal, to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017.

        You may also be asked to consider and vote on such other business as may properly come before the annual meeting, although we are not aware at this time of any other business that might come before the annual meeting.

Quorum

        In order to conduct the business of the annual meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the record date and entitled to vote at the annual meeting must be represented at the annual meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares (broker non-votes) will nevertheless be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of shares of our common stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 3, 2017 (such date and time, the record date for the annual meeting), will be entitled to notice of the annual meeting and to vote at the annual meeting or any adjournment or postponement thereof.

Votes Required

        Each director nominee who receives a plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, will be elected to office.

        Approval of the auditors ratification proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class.

Votes You Have

        At the annual meeting, holders of shares of LTRPA will have one vote per share and holders of shares of LTRPB will have ten votes per share, in each case, that our records show are owned as of the record date.

Recommendation of Our Board of Directors

        Our board of directors has unanimously approved each of the proposals and recommends that you vote "FOR" the election of each director nominee and "FOR" the auditors ratification proposal.

Shares Outstanding

        As of the record date, an aggregate of 72,073,584 shares of LTRPA and 2,929,777 shares of LTRPB were issued and outstanding and entitled to vote at the annual meeting.

Number of Holders

        There were, as of the record date, 1,043 and 59 record holders of LTRPA and LTRPB, respectively (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of our common stock as of the record date may vote in person at the annual meeting, by telephone or through the Internet. Alternatively, they may give a proxy by completing, signing, dating and returning the proxy card by mail. Instructions for voting by using the telephone or the Internet are printed on the proxy card. In order to vote through the Internet, holders should have their proxy cards available so they can input the required information from the proxy card, and log onto the Internet website address shown on the proxy card. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our common stock represented by a proxy submitted as described herein and received at or before the annual meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    It is recommended that you vote by proxy even if you plan to attend the annual meeting. You may change your vote at the annual meeting.

        If you submit a properly executed proxy without indicating any voting instructions as to a proposal enumerated in the Notice of Annual Meeting of Stockholders, the shares represented by the proxy will be voted "FOR" the election of each director nominee and "FOR" the auditors ratification proposal.

        If you submit a proxy indicating that you abstain from voting as to a proposal, it will have no effect on the election of directors proposal and it will have the same effect as a vote "AGAINST" the auditors ratification proposal.

        If you do not submit a proxy or you do not vote in person at the annual meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the proposals are approved (if a quorum is present).

Voting Procedures for Shares Held in Street Name

        General.    If you hold your shares in the name of a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of the New York Stock Exchange and The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, the election of directors proposal described in this proxy statement. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to provide promptly specific voting instructions to your broker, bank or other nominee.

        Effect of Broker Non-Votes.    Broker non-votes are counted as shares of our common stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of common stock or how to change your vote or revoke your proxy.

Revoking a Proxy

        If you submitted a proxy prior to the start of the annual meeting, you may change your vote by voting in person at the annual meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to Liberty TripAdvisor Holdings, Inc., c/o Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842. Any signed proxy revocation or new signed proxy must be received before the start of the annual meeting. In addition, you may change your vote through the Internet or by telephone (if you originally voted by the corresponding method) not later than 2:00 a.m., New York City time, on May 24, 2017.

        Your attendance at the annual meeting will not, by itself, revoke a prior vote or proxy from you.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

        We are soliciting proxies by means of our proxy statement and our annual report (together, the proxy materials) on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending the proxy materials to you and getting your voting instructions.

        If you have any further questions about voting or attending the annual meeting, please contact Liberty TripAdvisor Investor Relations at (844) 826-8736.

Other Matters to Be Voted on at the Annual Meeting

        Our board of directors is not currently aware of any business to be acted on at the annual meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the annual meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the annual meeting, the persons designated as proxies will have discretion to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of any series of our common stock. All of such information is based on publicly available filings.

        The security ownership information is given as of February 28, 2017, and, in the case of percentage ownership information, is based upon 72,073,010 LTRPA shares and 2,929,777 LTRPB shares, in each case, outstanding on that date. The percentage voting power is presented on an aggregate basis for all series of common stock.

Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
Gregory B. Maffei	LTRPA	—	(1)	—	27.3
c/o Liberty TripAdvisor Holdings, Inc. 12300 Liberty Blvd. Englewood, CO 80112	LTRPB	2,770,173	(1)	94.6
Jackson Square Partners, LLC	LTRPA	6,512,670	(2)	9.0	6.4
101 California Street Suite 3750 San Francisco, CA 94111	LTRPB	—		—
The Vanguard Group	LTRPA	5,196,487	(3)	7.2	5.1
100 Vanguard Blvd. Malvern, PA 19355	LTRPB	—		—
BlackRock, Inc.	LTRPA	4,510,064	(4)	6.3	4.5
55 East 52nd Street New York, NY 10055	LTRPB	—		—
Dimensional Fund Advisors LP	LTRPA	3,958,581	(5)	5.5	3.9
Building One 6300 Bee Cave Road Austin, TX 78746	LTRPB	—		—
Brown Advisory Incorporated	LTRPA	3,959,074	(6)	5.5	3.9
901 South Bond Street Suite 400 Baltimore, MD 21231	LTRPB	—		—

(1)
Information with respect to shares of our common stock beneficially owned by Mr. Maffei, our Chairman of the Board, President and Chief Executive Officer, is also set forth in "—Security Ownership of Management."

(2)
Based on Schedule 13G, filed February 13, 2017 by Jackson Square Partners, LLC (Jackson Square), which states that Jackson Square has sole voting power over 2,762,031 shares, shared voting power over 2,629,961 shares and sole dispositive power over 6,512,670 shares.

(3)
Based on Amendment No. 2 to Schedule 13G, filed February 10, 2017 by The Vanguard Group (Vanguard), which states that Vanguard has sole voting power over 144,291 shares, shared voting power over 9,307 shares, sole dispositive power over 5,047,078 shares and shared dispositive power over 149,409 shares.

(4)
Based on Amendment No. 2 to Schedule 13G, filed January 25, 2017 by BlackRock, Inc. (BlackRock), which states that BlackRock has sole voting power over 4,339,589 shares and sole dispositive power over 4,510,064 shares.

(5)
Based on Schedule 13G, filed February 9, 2017 by Dimensional Fund Advisors LP (Dimensional), which states that Dimensional has sole voting power over 3,874,085 shares and sole dispositive power over 3,958,581 shares.

(6)
Based on Schedule 13G, filed January 11, 2017 by Brown Advisory Incorporated (BA Inc.), in its capacity as a parent holding company, on behalf of Brown Investment Advisory & Trust Company (BIATC) and Brown Advisory, LLC (BA, LLC), which states that BA Inc. has sole voting power over 3,103,665 shares and shared dispositive power over 3,959,074 shares, that BIATC has sole voting power over 65,165 shares and shared dispositive power over 66,165 shares and that BA, LLC has sole voting power over 3,038,500 shares and shared dispositive power over 3,892,909 shares. The shares beneficially owned by BA Inc. include the shares beneficially owned by BIATC and BA, LLC.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and executive officers as a group of shares of (1) each series of our common stock (LTRPA and LTRPB) and (2) the Common Stock, par value $0.001 per share (TRIP), of our consolidated subsidiary TripAdvisor, Inc. (TripAdvisor). None of our directors or named executive officers own shares of TripAdvisor's Class B Common Stock, par value $0.001 per share (TripAdvisor Class B). The security ownership information with respect to our common stock is given as of February 28, 2017 and, in the case of percentage ownership information, is based upon 72,073,010 LTRPA shares and 2,929,777 LTRPB shares, in each case, outstanding on that date. The security ownership information with respect to TripAdvisor is given as of February 28, 2017, and, in the case of percentage ownership information, is based on 131,359,879 TRIP shares and 12,799,999 TripAdvisor Class B shares, in each case, outstanding on February 10, 2017. The percentage voting power is presented in the table below on an aggregate basis for all series of common stock.

        Shares of restricted stock that have been granted pursuant to our and TripAdvisor's incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement. Shares of common stock issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after February 28, 2017 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and named executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. For purposes of the following presentation, beneficial ownership of shares of LTRPB, though convertible on a one-for-one basis into shares of LTRPA, are reported as beneficial ownership of LTRPB only, and not as beneficial ownership of LTRPA. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
		(In thousands)
Gregory B. Maffei	LTRPA	—	(1)	—	27.3
Chairman of the Board, President and	LTRPB	2,770	(1)	94.6
Chief Executive Officer	TRIP	9	(2)	*	*
Michael J. Malone	LTRPA	13	(3)	*	*
Director	LTRPB	—		—
	TRIP	—		—	—
Chris Mueller	LTRPA	8	(3)	*	*
Director	LTRPB	—		—
	TRIP	—		—	—
Larry E. Romrell	LTRPA	15	(3)	*	*
Director	LTRPB	**		*
	TRIP	—		—	—
Albert E. Rosenthaler	LTRPA	52	(3)	*	*
Chief Corporate Development Officer	LTRPB	—		—
and Director	TRIP	1		*	*
J. David Wargo	LTRPA	140	(3)(4)(5)	*	*
Director	LTRPB	—		—
	TRIP	—		—	—
Richard N. Baer	LTRPA	—		—	—
Chief Legal Officer	LTRPB	—		—
	TRIP	—		—	—
Brian J. Wendling	LTRPA	27	(3)	*	*
Senior Vice President and	LTRPB	—		—
Chief Financial Officer	TRIP	—		—	—
All directors and executive officers as a	LTRPA	255	(1)(3)(4)(5)	*	27.6
group (8 persons)	LTRPB	2,770	(1)	94.6
	TRIP	10	(2)	*	*

*
Less than one percent

**
Less than 1,000 shares

(1)
Mr. Maffei is party to a standstill agreement with our company, dated December 21, 2014, as described in more detail under "Certain Relationships and Related Transactions—Letter Agreement with Mr. Maffei" below.

(2)
Includes 1,938 shares of TRIP held by the Maffei Foundation. Mr. Maffei and his wife, as the two directors of the Maffei Foundation, have shared voting and investment power with respect to any shares held by the Maffei Foundation.

(3)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable within 60 days after February 28, 2017.

LTRPA
Michael J. Malone	12,531
Chris Mueller	8,396
Larry E. Romrell	10,163
Albert E. Rosenthaler	33,263
J. David Wargo	12,531
Brian J. Wendling	16,303

Total	93,187

(4)
Includes 174 shares of LTRPA held by Mr. Wargo's spouse and 1,200 shares of LTRPA held by Mr. Wargo's brother as to which, in each case, Mr. Wargo has disclaimed beneficial ownership.

(5)
Includes (i) 122,370 shares of LTRPA pledged to Fidelity Brokerage Services, LLC (Fidelity) in connection with a margin loan facility extended by Fidelity to Mr. Wargo, (ii) 3,102 shares of LTRPA pledged to UBS Financial Services, Inc. (UBS) in connection with margin loan facilities extended by UBS to Mr. Wargo and (iii) 1,200 shares of LTRPA held by Mr. Wargo's brother that are pledged to Fidelity in connection with a margin loan facility extended by Fidelity to Mr. Wargo's brother.

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our company.

PROPOSALS OF OUR BOARD

        The following proposals will be presented at the annual meeting by our board of directors.

PROPOSAL 1—THE ELECTION OF DIRECTORS PROPOSAL

Board of Directors

        Our board of directors currently consists of six directors, divided among three classes. Our Class II directors, whose term will expire at the annual meeting, are Chris Mueller and Albert E. Rosenthaler. These directors are nominated for election to our board to continue to serve as Class II directors, and we have been informed that each of Messrs. Mueller and Rosenthaler is willing to continue to serve as a director of our company. The term of the Class II directors who are elected at the annual meeting will expire at the annual meeting of our stockholders in the year 2020. Our Class I directors, whose term will expire at the annual meeting of our stockholders in the year 2019, are Larry E. Romrell and J. David Wargo. Our Class III directors, whose term will expire at the annual meeting of our stockholders in the year 2018, are Gregory B. Maffei and Michael J. Malone.

        If any nominee should decline election or should become unable to serve as a director of our company for any reason before election at the annual meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board of directors.

        The following lists the two nominees for election as directors at the annual meeting and the four directors of our company whose term of office will continue after the annual meeting, and includes as to each person how long such person has been a director of our company, such person's professional background, other public company directorships and other factors considered in the determination that such person possesses the requisite qualifications and skills to serve as a member of our board of directors. The number of shares of our common stock beneficially owned by each director, as of February 28, 2017, is set forth in this proxy statement under the caption "Security Ownership of Certain Beneficial Owners and Management—Security Ownership of Management."

  Nominees for Election as Directors

  Chris Mueller

  •
  Age:  58

  •
  A director of our company.

  •
  Professional Background:  Mr. Mueller has served as a director of our company since August 2014. He has served as the Managing Partner of Post Closing 360 LLC, a private investment company, since January 2012. He served as the Vice Chairman and Chief Financial Officer of 360networks Corporation (360networks) from February 2005 to January 2012, and previously held various senior management positions with 360networks. Mr. Mueller served as a Managing Director of Corporate Finance at Ragen MacKenzie, a regional investment bank, and as the Chief Financial Officer and a director of Tuscany, Inc.

  •
  Other Public Company Directorships:  None.

  •
  Board Membership Qualifications:  Mr. Mueller has extensive experience in corporate finance and commercial and investment banking with approximately 30 years of experience, as well as in the structuring of strategic acquisitions. His background and expertise assist the board in evaluating strategic acquisition opportunities and developing financial strategies for our company.

  Albert E. Rosenthaler

  •
  Age:  57

  •
  Chief Corporate Development Officer and a director of our company.

  •
  Professional Background:  Mr. Rosenthaler has served as a director of our company since August 2014 and as Chief Corporate Development Officer since October 2016, having previously served as Chief Tax Officer from January 2016 to September 2016 and as a Senior Vice President from July 2013 to December 2015. He has also served as Chief Corporate Development Officer of Liberty Interactive Corporation (Liberty Interactive), Liberty Media Corporation (Liberty Media), Liberty Broadband Corporation (Liberty Broadband) and Liberty Expedia Holdings, Inc. (Liberty Expedia) since October 2016. Mr. Rosenthaler served as Chief Tax Officer of Liberty Media, Liberty Interactive and Liberty Broadband from January 2016 to September 2016 and Liberty Expedia from March 2016 to September 2016. Prior to that, he served as a Senior Vice President of Liberty Media (including its predecessor) from May 2007 to December 2015, a Senior Vice President of Liberty Interactive (including its predecessor) from April 2002 to December 2015 and a Senior Vice President of Liberty Broadband from June 2014 to December 2015.

  •
  Other Public Company Directorships:  Mr. Rosenthaler has served as a director of TripAdvisor since February 2016.

  •
  Board Membership Qualifications:  Mr. Rosenthaler has significant executive and financial experience gained through his service as a Senior Vice President and Chief Tax Officer of Liberty Interactive and Liberty Media for many years, as Chief Corporate Development Officer of our company, Liberty Interactive, Liberty Media, Liberty Broadband and Liberty Expedia and as a partner with a major national accounting firm for more than five years before joining Liberty Interactive. Mr. Rosenthaler brings a unique perspective to our company's board of directors, focused in particular on the area of tax management and corporate development. Mr. Rosenthaler's perspective and expertise assist the board in developing strategies that take into consideration a wide range of issues resulting from the application and evolution of tax laws and regulations.

  Directors Whose Term Expires in 2018

  Gregory B. Maffei

  •
  Age:  56

  •
  Chairman of the Board, Chief Executive Officer and President of our company.

  •
  Professional Background:  Mr. Maffei has served as Chairman of the Board of our company since June 2015 and as a director and the President and Chief Executive Officer of our company since July 2013. Mr. Maffei has served as the President and Chief Executive Officer of Liberty Media (including its predecessor) since May 2007, Liberty Broadband since June 2014 and Liberty Interactive (including its predecessor) since February 2006, having previously served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation (Oracle), Chairman, President and Chief Executive Officer of 360networks, and Chief Financial Officer of Microsoft Corporation (Microsoft).

  •
  Other Public Company Directorships:  Mr. Maffei has served as (i) a director of Liberty Media (including its predecessor) since May 2007, (ii) a director of Liberty Interactive (including its predecessor) since November 2005 and (iii) a director of Liberty Broadband since June 2014. He has served as (i) the Chairman of the Board of Sirius XM Holdings Inc. since April 2013 and as a director since March 2009, (ii) the Chairman of the Board of Live Nation Entertainment, Inc. since March 2013 and as a director since February 2011, (iii) the Chairman of the Board of TripAdvisor since February 2013, (iv) a director of Charter Communications, Inc. since May

    2013 and (v) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow, Inc., from May 2005 to February 2015. Mr. Maffei served as (i) Chairman of the Board of Starz from January 2013 until its acquisition by Lions Gate Entertainment Corp. in December 2016, (ii) a director of DIRECTV and its predecessors from February 2008 to June 2010, (iii) a director of Electronic Arts, Inc. from June 2003 to July 2013 and (iv) a director of Barnes & Noble, Inc. from September 2011 to April 2014.

  •
  Board Membership Qualifications:  Mr. Maffei brings to our board significant financial and operational experience based on his senior policy making positions at our company, Liberty Interactive, Liberty Media, Liberty Broadband, Oracle, 360networks and Microsoft and his public company board experience. He provides our board with executive leadership perspective on the operations and management of large public companies and risk management principles.

  Michael J. Malone

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  Age:  72

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  A director of our company.

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  Professional Background:  Mr. Malone has served as a director of our company since August 2014. Mr. Malone is currently Chief Executive Officer and principal of Hunters Capital, LLC, a real estate development and management company. Mr. Malone also owns and operates several hotels and restaurants, as well as Seattle's oldest jet charter and management company, Erin Air, Inc. He is the retired Chairman and Chief Executive Officer of DMX Music, Inc. (DMX) (formerly AEI Music, Inc.), a multinational music programming and distribution company that he founded in 1971 and which was sold to Liberty Interactive in May 2001, following which he served as Chairman of Maxide Acquisition, Inc., a subsidiary of Liberty Interactive and the holding company for DMX, from May 2001 to February 2005.

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  Other Public Company Directorships:  Mr. Malone has served as a director of Expeditors International of Washington, Inc. since August 1999. He previously served as a director of Take Two Interactive Software, Inc. from January 2006 through March 2007 and HomeStreet, Inc., a regional bank, from February 2012 to February 2015.

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  Board Membership Qualifications:  Mr. Malone is an experienced entrepreneur with over 20 years of senior leadership and management experience. Mr. Malone provides our board with insight into the structuring of investments and acquisitions and the management of technology companies.

  Directors Whose Term Expires in 2019

  Larry E. Romrell

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  Age:  77

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  A director of our company.

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  Professional Background:  Mr. Romrell has served as a director of our company since August 2014. Mr. Romrell held numerous executive positions with Tele-Communications, Inc. from 1991 to 1999. Previously, Mr. Romrell held various executive positions with Westmarc Communications, Inc.

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  Other Public Company Directorships:  Mr. Romrell has served as a director of Liberty Interactive since December 2011, having previously served as a director of Liberty Interactive (including its predecessor) from March 1999 to September 2011. He has served as a director of Liberty Media (including its predecessor) since September 2011. He has served as a director of Liberty

    Global plc (LGP) since June 2013, having previously served as a director of Liberty Global, Inc. (LGI), LGP's predecessor, from June 2005 to June 2013 and as a director of LGI's predecessor, Liberty Media International, Inc. (LMI), from May 2004 to June 2005.

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  Board Membership Qualifications:  Mr. Romrell brings extensive experience, including venture capital experience, in the telecommunications industry to our board and is an important resource with respect to the management and operations of large public companies.

  J. David Wargo

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  Age:  63

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  A director of our company.

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  Professional Background:  Mr. Wargo has served as a director of our company since August 2014. Mr. Wargo is the founder and president of Wargo & Company, Inc., a private company specializing in investing in the communications industry since 1993. Mr. Wargo is a co-founder and was a member of New Mountain Capital, LLC from 2000 to 2008. Prior to starting Wargo & Company, he was a managing director and senior analyst of The Putnam Companies from 1989 to 1992, senior vice president and a partner in Marble Arch Partners from 1985 to 1989 and senior analyst, assistant director of research and a partner in State Street Research and Management Company from 1978 to 1985.

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  Other Public Company Directorships:  Mr. Wargo has served as a director of LGP since June 2013, having previously served as a director of LGI from June 2005 to June 2013 and as a director of LMI from May 2004 to June 2005. He has served as a director of Liberty Broadband since March 2015. He has served as a director of Discovery Communications, Inc. since September 2008, having previously served as a director of Discovery Holding Company from May 2005 to September 2008, and as a director of Strayer Education, Inc. since March 2001.

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  Board Membership Qualifications:  Mr. Wargo's extensive background in investment analysis and management, experience as a public company board member and his particular expertise in finance and capital markets contribute to our board's consideration of our capital structure and evaluation of investment and financial opportunities and strategies and strengthen our board's collective qualifications, skills and attributes.

Vote and Recommendation

        A plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of directors at the annual meeting, voting together as a single class, is required to elect Messrs. Mueller and Rosenthaler as Class II members of our board of directors.

        Our board of directors unanimously recommends a vote "FOR" the election of each nominee to our board of directors.

PROPOSAL 2—THE AUDITORS RATIFICATION PROPOSAL

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select other auditors for the year ending December 31, 2017.

        A representative of KPMG LLP is expected to be available to answer appropriate questions at the annual meeting and will have the opportunity to make a statement if he or she so desires.

Audit Fees and All Other Fees

        The following table presents fees incurred for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for 2016 and 2015 and fees billed for other services rendered by KPMG LLP:

	2016(1)	2015(1)
Audit fees	$462,300	$540,400
Audit related fees	—	—

Audit and audit related fees	462,300	540,400
Tax fees(2)	10,200	12,500

Total fees	$472,500	$552,900

(1)
Such fees with respect to 2016 and 2015 exclude audit fees, audit related fees and tax fees billed by KPMG LLP to TripAdvisor for services rendered. TripAdvisor is a separate public company and its audit fees, audit related fees and tax fees (which aggregated to $2,021,500 and $1,782,300 in 2016 and 2015, respectively) are reviewed and approved by the audit committee of the board of directors of TripAdvisor.

(2)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

        Our audit committee has considered whether the provision of services by KPMG LLP to our company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

        Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditor. Pursuant to this policy, our audit committee has approved the engagement of our independent auditor to provide the following services (all of which are collectively referred to as pre-approved services):

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  audit services as specified in the policy, including (i) financial audits of our company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

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  audit related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions, and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards; and

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  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, if, in the reasonable judgment of Liberty TripAdvisor's Senior Vice President and Chief Financial Officer, an individual project involving the provision of pre-approved services is likely to result in fees in excess of $50,000, or if individual projects under $50,000 are likely to total $250,000 during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Our audit committee has delegated the authority for the foregoing approvals to the chairman of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Chris Mueller currently serves as the chairman of our audit committee. In addition, the independent auditor is required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.

        Under our policy, any fees incurred by TripAdvisor in connection with the provision of services by TripAdvisor's independent auditor are expected to be reviewed and approved by TripAdvisor's audit committee pursuant to TripAdvisor's policy regarding the pre-approval of all audit and permissible non-audit services provided by its independent auditor in effect at the time of such approval. Such approval by TripAdvisor's audit committee pursuant to its policy is deemed to be pre-approval of the services by our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditor to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditor during 2016 were approved in accordance with the terms of the policy.

Vote and Recommendation

        The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the annual meeting, voting together as a single class, is required to approve the auditors ratification proposal.

        Our board of directors unanimously recommends a vote "FOR" the auditors ratification proposal.

MANAGEMENT AND GOVERNANCE MATTERS

Executive Officers

        The following lists the executive officers of our company (other than Gregory B. Maffei, our Chairman of the Board, President and Chief Executive Officer, and Albert E. Rosenthaler, Chief Corporate Development Officer of our company, who also serve as directors of our company and who are listed under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal"), their ages and a description of their business experience, including positions held with our company.

Name	Positions
Richard N. Baer Age: 60	Mr. Baer has served as Chief Legal Officer of our company, Liberty Media, Liberty Interactive and Liberty Broadband since January 2016 and Liberty Expedia since March 2016. He previously served as a Senior Vice President and General Counsel of our company from July 2013 to December 2015, Liberty Interactive and Liberty Media from January 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015. Previously, Mr. Baer served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012. He served as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011.
Brian J. Wendling Age: 44

Mr. Wendling has served as a Senior Vice President and Chief Financial Officer of our company since January 2016. He previously served as Vice President and Controller of our company from August 2014 to December 2015. He also has served as Senior Vice President and Controller of Liberty Media, Liberty Interactive and Liberty Broadband since January 2016 and Senior Vice President of Liberty Expedia since March 2016. He previously served as Vice President and Controller of Liberty Media (including its predecessor) from November 2011 to December 2015, Liberty Interactive from November 2011 to December 2015 and Liberty Broadband from October 2014 to December 2015. Prior thereto, Mr. Wendling held various positions with Liberty Media and Liberty Interactive and their predecessors since 1999.

        Our executive officers will serve in such capacities until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption.

        During the past ten years, none of our directors or executive officers has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16 forms they file.

        Based solely on a review of the copies of the Forms 3, 4 and 5 and amendments to those forms furnished to us during our most recent fiscal year, or written representations that no Forms 5 were required, we believe that, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten-percent beneficial owners were met, with the exception of one Form 4 reporting one transaction that was untimely filed for Mr. Malone in December 2016.

Code of Ethics

        We have adopted a code of ethics that applies to all of our employees, directors and officers, which constitutes our "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act. Our code of ethics is available on our website at www.libertytripadvisorholdings.com.

Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board of directors must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board of directors in determining which of our directors qualify as independent for purposes of Nasdaq rules as well as applicable rules and regulations adopted by the SEC, the nominating and corporate governance committee of our board of directors follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

        Our board of directors has determined that each of Michael J. Malone, Chris Mueller, Larry E. Romrell and J. David Wargo qualifies as an independent director of our company.

Board Composition

        As described above under "Proposals of Our Board—Proposal 1—The Election of Directors Proposal," our board is comprised of directors with a broad range of backgrounds and skill sets, including in media and telecommunications, technology, venture capital, private equity, real estate finance, auditing and financial engineering. For more information on our policies with respect to board candidates, see "—Committees of the Board of Directors—Nominating and Corporate Governance Committee" below.

Board Leadership Structure

        Gregory B. Maffei currently serves as our Chairman of the Board, President and Chief Executive Officer (principal executive officer) and is responsible for identifying and implementing strategic initiatives as well as providing executive leadership. Our board believes that our President and Chief Executive Officer is best suited to serve as Chairman of the Board because he is the director most familiar with our company's business and industry, and most capable of effectively identifying strategic priorities for our company, leading the board in discussions regarding our business and strategic direction, and focusing the board on execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our company and industry, while our President and Chief Executive Officer brings significant financial and operational experience based on his past and present senior policy making positions as a director and/or executive officer at our company and other large public companies. Our board believes that the combined role of Chairman of the Board and President and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the board. In light of the active involvement by our independent directors, our board has not named a lead independent director.

Board Role in Risk Oversight

        The board as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks and risks relating to potential conflicts of interest. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior officers. Our nominating and corporate governance committee oversees risks associated with the independence of the board. These committees then provide reports periodically to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. Our management reporting processes include regular reports from Mr. Maffei, which are prepared with input from our senior management team, and also include input from our Internal Audit group.

Committees of the Board of Directors

  Executive Committee

        Our board of directors has established an executive committee, whose members are Gregory B. Maffei, Chris Mueller and Albert E. Rosenthaler. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

  Compensation Committee

        Our board of directors has established a compensation committee, whose chairman is Larry E. Romrell and whose other members are Michael J. Malone and J. David Wargo. See "—Director Independence" above.

        On August 27, 2014, the spin-off of our company (formerly a wholly-owned subsidiary of Liberty Interactive) from Liberty Interactive was completed (the Spin-Off). In connection with the Spin-Off, we entered into a Services Agreement, dated August 27, 2014, with Liberty Media (the services agreement), pursuant to which Liberty Media provides us with administrative, executive and management services. The compensation committee evaluates the services fee under the services agreement on at least an annual basis. In addition, the compensation committee may approve incentive awards or other forms of compensation to employees of Liberty Media who are providing services to our company, which employees include our executive officers. However, the compensation committee determined not to grant such compensation for 2016.

        If we engage a chief executive officer, chief financial officer, chief legal officer, chief tax officer or chief corporate development officer to perform services for our company outside the services agreement, the compensation committee will review and approve corporate goals and objectives relevant to the compensation of any such person. The compensation committee also oversees the compensation of the chief executive officers of our non-public operating subsidiaries. For a description of our current processes and policies for consideration and determination of executive compensation, including the role of our Chief Executive Officer in determining or recommending amounts and/or forms of compensation, see "Executive Compensation—Compensation Discussion and Analysis."

        Our board of directors has adopted a written charter for the compensation committee, which is available on our website at www.libertytripadvisorholdings.com.

  Compensation Committee Report

        The compensation committee has reviewed and discussed with our management the "Compensation Discussion and Analysis" included under "Executive Compensation" below. Based on such review and discussions, the compensation committee recommended to our board of directors that the "Compensation Discussion and Analysis" be included in this proxy statement.

Submitted by the Members of the Compensation Committee
Larry E. Romrell
Michael J. Malone
J. David Wargo

  Compensation Committee Interlocks and Insider Participation

        No member of our compensation committee during 2016 is or has been an officer or employee of our company, or has engaged in any related party transaction in which our company was a participant.

  Nominating and Corporate Governance Committee

        Our board of directors has established a nominating and corporate governance committee, whose chairman is J. David Wargo and whose other members are Michael J. Malone and Larry E. Romrell. See "—Director Independence" above.

        The nominating and corporate governance committee identifies individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time, identifies director nominees for upcoming annual meetings, develops corporate governance guidelines applicable to our company and oversees the evaluation of our board and management.

        The nominating and corporate governance committee will consider candidates for director recommended by any stockholder provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to the Corporate Secretary, Liberty TripAdvisor Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "Stockholder Proposals" below, and contain the following information:

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  the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

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  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the nominating and corporate governance committee in making a determination of a candidate's qualifications, as described below;

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  a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a Proposing Person);

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  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

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  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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  a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

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  a representation by each Proposing Person who is a holder of record of our common stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

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  a written consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

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  a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a Stockholder Associated Person) (including the details of such assistance, funding or consideration); and

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  a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

        In connection with its evaluation, the nominating and corporate governance committee may request additional information from the proposing stockholder and the candidate. The nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, the nominating and corporate governance committee believes that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, the nominating and corporate governance committee will take into account a number of factors, including, but not limited to, the following:

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  independence from management;

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  his or her unique background, including education, professional experience and relevant skill sets;

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  judgment, skill, integrity and reputation;

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  existing commitments to other businesses as a director, executive or owner;

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  personal conflicts of interest, if any; and

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  the size and composition of the existing board of directors, including whether the potential director nominee would positively impact the composition of the board by bringing a new perspective or viewpoint to the board of directors.

The nominating and corporate governance committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The nominating and corporate governance committee does not have a formal policy with respect to diversity; however, our board and the nominating and corporate governance committee believe that it is important that our board members represent diverse viewpoints.

        When seeking candidates for director, the nominating and corporate governance committee may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the nominating and corporate governance committee will interview that candidate if it believes the candidate might be suitable to be a director. The nominating and corporate governance committee may also ask the candidate to meet with management. If the nominating and corporate governance committee believes a candidate would be a valuable addition to our board of directors, it may recommend to the full board that candidate's nomination and election.

        Prior to nominating an incumbent director for re-election at an annual meeting of stockholders, the nominating and corporate governance committee will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        The members of our nominating and corporate governance committee have determined that Messrs. Mueller and Rosenthaler, who are nominated for election at the annual meeting, continue to be qualified to serve as directors of our company and such nomination was approved by the entire board of directors.

        Our board of directors has adopted a written charter for the nominating and corporate governance committee. Our board of directors has also adopted corporate governance guidelines, which were developed by the nominating and corporate governance committee. The charter and the corporate governance guidelines are available on our website at www.libertytripadvisorholdings.com.

  Audit Committee

        Our board of directors has established an audit committee, whose chairman is Chris Mueller and whose other members are Michael J. Malone and J. David Wargo. See "—Director Independence" above.

        Our board of directors has determined that Mr. Mueller is our company's "audit committee financial expert" under applicable SEC rules and regulations. The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our company. The committee's functions include, among other things:

  •
  appointing or replacing our independent auditors;

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  reviewing and approving in advance the scope and the fees of our annual audit and reviewing the results of our audits with our independent auditors;

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  reviewing and approving in advance the scope and the fees of non-audit services of our independent auditors;

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  reviewing compliance with and the adequacy of our existing major accounting and financial reporting policies;

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  reviewing our management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

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  confirming compliance with applicable SEC and stock exchange rules; and

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  preparing a report for our annual proxy statement.

        Our board of directors has adopted a written charter for the audit committee, which is available on our website at www.libertytripadvisorholdings.com.

  Audit Committee Report

        Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. Our board of directors has determined that Mr. Mueller is an "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent auditor, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles. Our independent auditor also expresses its opinion as to the effectiveness of our internal control over financial reporting.

        Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements, as well as management's assessment of the effectiveness of our internal control over financial reporting and KPMG LLP's evaluation of the effectiveness of our internal control over financial reporting. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, including that firm's judgment about the quality of our accounting principles, as applied in its financial reporting.

        KPMG LLP has provided our audit committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm's independence from the company and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016 (the 2016 Form 10-K), which was filed on February 17, 2017 with the SEC.

Submitted by the Members of the Audit Committee
Chris Mueller
Michael J. Malone
J. David Wargo

  Other

        Our board of directors, by resolution, may from time to time establish other committees of our board of directors, consisting of one or more of our directors. Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Board Meetings

        During 2016, there were five meetings of our full board of directors, no meetings of our executive committee, two meetings of our compensation committee, two meetings of our nominating and corporate governance committee and five meetings of our audit committee.

Director Attendance at Annual Meetings

        Our board of directors encourages all members of the board to attend the 2017 annual meeting of our stockholders and to attend future annual meetings of our stockholders. Four of our six directors attended our 2016 annual meeting of stockholders.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director c/o Liberty TripAdvisor Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. All such communications from stockholders will be forwarded to our directors on a timely basis.

Executive Sessions

        In 2016, the independent directors of our company, then serving, met at two executive sessions without management participation.

        Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of Liberty TripAdvisor Holdings, Inc., c/o Liberty TripAdvisor Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112. The current independent directors of our company are Michael J. Malone, Chris Mueller, Larry E. Romrell and J. David Wargo.

EXECUTIVE COMPENSATION

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our company to the following persons (who we collectively refer to as our named executive officers):

  •
  Gregory B. Maffei, our Chairman of the Board, President and Chief Executive Officer; and

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  Brian J. Wendling, our Senior Vice President and Chief Financial Officer.

        Pursuant to the services agreement, employees of Liberty Media perform management services for our company for a monthly fee, which is reviewed quarterly by the audit committees of our company and Liberty Media. As described above, our executive officers are comprised of, Messrs. Maffei, Baer, Rosenthaler and Wendling, each of whom is an employee of Liberty Media and provides executive services to our company under the services agreement. Our executive officers are not separately compensated by our company other than with respect to any equity awards relating to our common stock that our compensation committee may determine to grant. Our named executive officers did not receive any equity awards relating to our common stock in 2016. Because we did not pay any cash compensation or grant any equity awards to Messrs. Baer and Rosenthaler with respect to 2016, Messrs. Baer and Rosenthaler are not considered "named executive officers" of our company for purposes of the Exchange Act and the rules adopted by the Securities and Exchange Commission.

Compensation Discussion and Analysis

  Compensation Overview

  Services Agreement

        In connection with the Spin-Off, we entered into the services agreement with Liberty Media in August 2014, pursuant to which Liberty Media provides to our company certain administrative and management services, and we pay Liberty Media a monthly management fee, the amount of which is subject to semi-annual review (and at least an annual review by our compensation committee). As a result, employees, including our named executive officers, who provide services to our company pursuant to the services agreement are not separately compensated by our company other than with respect to equity awards with respect to our common stock. For the year ended December 31, 2016, we accrued management fees payable to Liberty Media under the services agreement of $2.25 million.

  Role of Chief Executive Officer in Compensation Decisions; Setting Executive Compensation

        Mr. Maffei did not have any role in making compensation decisions for the year ended December 31, 2016.

        Prospectively, Mr. Maffei may make recommendations with respect to any equity compensation to be awarded to our executive officers. As a result of the management fee paid to Liberty Media, the compensation committee does not expect to provide any cash compensation to the executive officers, rather it may determine to separately compensate the executive officers with equity incentive compensation. It is expected that our Chief Executive Officer, in making any related recommendations to our compensation committee, will evaluate the performance and contributions of each of our executive officers, given his respective area of responsibility, and, in doing so, will consider various qualitative factors such as:

  •
  the executive officer's experience and overall effectiveness;

  •
  the executive officer's performance;

  •
  the responsibilities of the executive officer, including any changes to those responsibilities over the year; and

  •
  the executive officer's demonstrated leadership and management ability.

        At the 2015 annual stockholder meeting, stockholders representing a majority of the aggregate voting power of Liberty TripAdvisor present and entitled to vote on its say-on-pay proposal approved, on an advisory basis, Liberty TripAdvisor's executive compensation, as disclosed in our proxy statement for the 2015 annual meeting of stockholders. No material changes were implemented to our executive compensation program as a result of this vote. In addition, at the 2015 annual meeting of stockholders, stockholders elected to hold a say-on-pay vote every three years.

  Equity Incentive Compensation

        None of our executive officers, including our named executive officers, received any equity incentive compensation from our company during 2016. The equity awards held by our named executive officers and reported below in "—Outstanding Equity Awards at Fiscal Year-End" (other than the stock options granted to Mr. Maffei in 2014 after the Spin-Off) were issued as a result of the anti-dilution adjustments applied to their outstanding equity awards relating to Liberty Interactive's Liberty Ventures common stock at the time of the completion of the Spin-Off, including their outstanding multi-year grants described below.

        Consistent with our compensation philosophy, our compensation committee believes in aligning the interests of the named executive officers with those of our stockholders and may grant awards of stock-based incentive compensation in the future to further align their interests. This will ensure that our executives have a continuing stake in our long-term success.

        The Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015) (the incentive plan) provides for the grant of a variety of incentive awards, including stock options, restricted shares, restricted stock units, stock appreciation rights and performance awards. Our compensation committee has a preference for grants of stock options and awards of restricted stock or restricted stock units (as compared with other types of available awards under the incentive plan) based on the belief that they better promote retention of key employees through the continuing, long-term nature of an equity investment. It is the policy of our compensation committee that stock options be awarded with an exercise price equal to fair market value on the date of grant, typically measured by reference to the closing price on the grant date.

        Prior to the Spin-Off, the Liberty Interactive compensation committee (and prior to September 2011 when Liberty Media's former parent company was split off from its former parent company, Liberty Interactive, the Liberty Interactive compensation committee) determined to make larger grants (equaling approximately four to five years' value of the annual grants made in years prior to 2009) that vest between four and five and three-quarters years after grant, rather than making annual grants over the same period. These multi-year stock option grants provide for back-end weighted vesting and generally expire seven to ten years after grant to encourage executives to remain with the company over the long-term and to better align their interests with those of the stockholders. In that regard, multi-year awards were granted to our executive officers prior to 2014, including to our named executive officers, and, accordingly, the multi-year awards were adjusted in connection with the Spin-Off pursuant to the anti-dilution provisions of the incentive plans under which they were granted.

  Policy on Restatements

        In those instances where we grant equity-based incentive compensation, we expect to include in the related agreement with the executive a right, in favor of our company, to require the executive to repay or return to the company any cash, stock or other incentive compensation (including proceeds from the disposition of shares received upon exercise of options or stock appreciation rights). That right will arise if (1) a material restatement of any of our financial statements is required and (2) in the reasonable judgment of our compensation committee, (A) such restatement is due to material noncompliance with any financial reporting requirement under applicable securities laws and (B) such noncompliance is a result of misconduct on the part of the executive. In determining the amount of such repayment or return, our compensation committee may take into account, among other factors it deems relevant, the extent to which the market value of the applicable series of our common stock was affected by the errors giving rise to the restatement. The cash, stock or other compensation that we may require the executive to repay or return must have been received by the executive during the 12-month period beginning on the date of the first public issuance or the filing with the SEC, whichever occurs earlier, of the financial statement requiring restatement. The compensation required to be repaid or returned will include (1) cash or company stock received by the executive (A) upon the exercise during that 12-month period of any stock appreciation right held by the executive or (B) upon the payment during that 12-month period of any incentive compensation, the value of which is determined by reference to the value of company stock, and (2) any proceeds received by the executive from the disposition during that 12-month period of company stock received by the executive upon the exercise, vesting or payment during that 12-month period of any award of equity-based incentive compensation.

Summary Compensation Table

Name and Principal Position (as of 12/31/16)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gregory B. Maffei	2016	—	—	—	—	—	—	—	—
Chairman of the	2015	—	—	—	—	—	—	—	—
Board, President	2014	—	—	—	25,057,422	—	—	—	25,057,422
and Chief Executive
Officer
Brian J. Wendling(2)	2016	—	—	—	—	—	—	—	—
Senior Vice	2015	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
President and Chief	2014	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Financial Officer

(1)
Reflects the grant date fair value of stock options awarded to Mr. Maffei in 2014, which has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 9 to our consolidated financial statements for the year ended December 31, 2016 (which are included in the 2016 Form 10-K).

(2)
Mr. Wendling is a named executive officer of our company for the first time and his compensation for 2015 and 2014 has been omitted in reliance upon the SEC's interpretive guidance.

Executive Compensation Arrangements

  Gregory B. Maffei

        Option Grant.    On December 21, 2014, Mr. Maffei received a one-time grant of 1,797,107 options to purchase shares of LTRPB at an exercise price of $27.83 per share (the 2014 Options). One-half of the 2014 Options will vest on the fourth anniversary of the grant date with the remaining 2014 Options vesting on the fifth anniversary of the grant date, in each case, subject to Mr. Maffei being employed on the applicable vesting date. The 2014 Options have a term of ten years. Pursuant to the services agreement, as an employee of Liberty Media, Mr. Maffei provides services to our company and is not separately compensated by our company other than with respect to equity awards with respect to our common stock.

        Upon a "change in control" (as defined in the award agreement relating to the 2014 Options) prior to Mr. Maffei's termination or in the event of Mr. Maffei's termination for death or disability, all of his unvested 2014 Options will become exercisable. If Mr. Maffei is terminated by our company for "cause" (as such term is defined in the award agreement relating to the 2014 Options), all of his unvested 2014 Options will terminate if there has not been a prior change in control. If Mr. Maffei is terminated by our company without "cause" or if he terminates his employment for "good reason" (as such term is defined in the award agreement relating to the 2014 Options), then each unvested tranche of 2014 Options will vest pro rata based on the number of days in the vesting period for such tranche elapsed since the grant date plus 548 calendar days; however, in the event (i) all members of the "Malone Group" (as such term is defined in the award agreement relating to the 2014 Options) cease to beneficially own our company's securities representing at least 20% of our voting power, (ii) within 90 to 210 days of clause (i) Mr. Maffei's employment is terminated by our company without cause or by Mr. Maffei for good reason and (iii) at the time of clause (i) Mr. Maffei does not beneficially own our company's securities representing at least 20% of our voting power, then all unvested 2014 Options will vest in full as of the date of Mr. Maffei's termination. In no event will the vesting of the 2014 Options accelerate upon Mr. Maffei's voluntary termination of his employment with our company without good reason. In addition, in no event will the vesting of the 2014 Options accelerate upon termination of Mr. Maffei's employment for any reason with Liberty Media. In the event of a change in control prior to Mr. Maffei's termination, all of the 2014 Options will remain exercisable until the end of the term. If Mr. Maffei is terminated for cause prior to December 31, 2019 (without a prior change in control occurring), then all vested 2014 Options will expire on the 90th day following such termination. In all other events of termination or if Mr. Maffei has not been terminated prior to December 31, 2019, all vested 2014 Options will expire at the end of the term.

  Equity Incentive Plans

        The incentive plan is designed to provide additional remuneration to officers, employees, nonemployee directors and independent contractors for service to our company and to encourage those persons' investment in our company. Non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing may be granted under the incentive plan (collectively, awards). The maximum number of shares of our common stock with respect to which awards may be granted is 6,700,000, subject to anti-dilution and other adjustment provisions of the incentive plan. With limited exceptions, under the incentive plan, no person may be granted in any calendar year awards covering more than 2,000,000 shares of our common stock, subject to anti-dilution and other adjustment provisions of the incentive plan. In addition, no person may receive payment for cash awards during any calendar year in excess of $10 million and no nonemployee director may be granted during any calendar year awards having a value (as determined on the grant date of such award) in excess of $3 million. Shares of our common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares that have been issued but reacquired by our company. The incentive plan is administered by the compensation committee with regard to all awards granted under the incentive plan (other than awards granted to the nonemployee directors), and the compensation committee has full power and authority to determine the terms and conditions of such awards. The incentive plan is administered by the full board of directors with regard to all awards granted under the incentive plan to nonemployee directors, and the full board of directors has full power and authority to determine the terms and conditions of such awards.

        In connection with the Spin-Off, new equity incentive awards with respect to our common stock (new Liberty TripAdvisor awards) were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Liberty Interactive's Liberty Ventures common stock which had been granted to various directors, officers and employees and consultants of Liberty Interactive and certain of its subsidiaries pursuant to the various stock incentive plans administered by the Liberty Interactive board of directors or the compensation committee thereof. These new Liberty TripAdvisor awards were issued pursuant to the Liberty TripAdvisor Holdings, Inc. Transitional Stock Adjustment Plan (the transitional plan), which governs the terms and conditions of the new Liberty TripAdvisor awards but cannot be used to make any additional grants following the Spin-Off.

Grants of Plan-Based Awards

        No plan-based incentive awards were granted during the year ended December 31, 2016 to the named executive officers.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options which were outstanding as of December 31, 2016 and held by the named executive officers. Messrs. Maffei and Wendling did not have any unvested stock awards as of December 31, 2016.

	Option awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Option exercise price ($)	Option expiration date
Gregory B. Maffei
Option Awards
LTRPB	—	1,797,107	(1)	27.83	12/21/2024
Brian J. Wendling
Option Awards
LTRPA	16,303	—		14.11	03/19/2020

(1)
Vests 50% on December 21, 2018 and 50% on December 21, 2019.

Option Exercises and Stock Vested

        The following table sets forth information concerning the exercise of vested options held by Mr. Wendling during the year ended December 31, 2016.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)(1)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Gregory B. Maffei
LTRPA	—	—	—	—
LTRPB	—	—	—	—
Brian J. Wendling
LTRPA	4,544	10,243	—	—
LTRPB	—	—	—	—

(1)
Includes shares withheld in payment of withholding taxes at election of holder.

Potential Payments Upon Termination or Change-in-Control

        The following table sets forth the potential payments to our named executive officers if their employment with our company had terminated or a change in control had occurred, in each case, as of December 30, 2016, which was the last business day of our last completed fiscal year. In the event of such a termination or change in control, the actual amounts may be different due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time.

        The amounts provided in the tables are based on the closing market prices on December 30, 2016 for our Series A common stock and Series B common stock, which were $15.05 and $17.50, respectively. The value of the options shown in the table is based on the spread between the exercise or base price of the award and the applicable closing market price. Because the exercise price of the 2014 Options was more than the closing market price of LTRPB shares on December 30, 2016, Mr. Maffei's 2014 Options have been excluded from the table below.

        The circumstances giving rise to these potential payments and a brief summary of the provisions governing their payout are described below and in the footnotes to the table (other than those described under "—Executive Compensation Arrangements," which are incorporated by reference herein):

        Voluntary Termination.    Each of the named executive officers holds equity awards that were issued under the transitional plan, and Mr. Maffei holds the 2014 Options which were issued under the incentive plan. Under these plans and the related award agreements, in the event of a voluntary termination of his employment with our company for any reason, each named executive officer would only have a right to the equity grants that vested prior to his termination date. Mr. Maffei and Mr. Wendling are not entitled to any severance payments or other benefits upon a voluntary termination of his respective employment for any reason. The foregoing discussion assumes that the named executive officers voluntarily terminated his respective employment without good reason. See "—Termination Without Cause or for Good Reason" below for a discussion of potential payments and benefits upon a named executive officer's voluntary termination of his employment for good reason.

        Termination for Cause.    All outstanding equity grants constituting options, whether unvested or vested but not yet exercised, under the existing incentive plans would be forfeited by any named executive officer (other than Mr. Maffei in the case of equity grants constituting vested options or similar rights) who is terminated for "cause." Unless there is a different definition in the applicable award agreement, both the transitional plan (which governs the awards other than the 2014 Options) and the incentive plan define "cause" as insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his duties and responsibilities for any reason other than illness or incapacity; provided that, if such termination is within 12 months after a change in control (as described below), "cause" means a felony conviction for fraud, misappropriation or embezzlement. With respect to Mr. Maffei's equity grants, including the 2014 Options, "cause," as defined in the applicable award agreement, means (i) Mr. Maffei's willful failure to follow the lawful instructions of the board of directors of our company; (ii) the commission by Mr. Maffei of any fraud, misappropriation or misconduct that causes demonstrable material injury to our company or its subsidiaries; (iii) Mr. Maffei's conviction of, or plea of guilty or nolo contendere to, a felony; or (iv) Mr. Maffei's failure to comply in any material respect with any written agreement between him and our company or any of our subsidiaries if such failure causes demonstrable material injury to our company or any of our subsidiaries, except that Mr. Maffei is entitled to certain procedural and cure rights relating to a termination for cause, except in the case of a termination for cause based on a felony conviction. Mr. Maffei has certain continuing rights under his award agreements, including for his 2014 Options, to exercise vested options following a termination for "cause." See "—Executive Compensation Arrangements."

        Termination Without Cause or for Good Reason.    Pursuant to the award agreement for the 2014 Options, Mr. Maffei's 2014 Options are subject to acceleration upon a termination of his employment without cause or for good reason. See "—Executive Compensation Arrangements—Gregory B. Maffei" above for additional entitlements. Mr. Maffei is not entitled to any severance pay or other benefits upon a termination without cause or for good reason.

        Mr. Wendling does not have any unvested equity awards, and he is not entitled to any severance pay or other benefits upon a termination without cause.

        Death.    In the event of death of any of the named executive officers, the incentive plans and applicable award agreements provide for vesting in full of any outstanding options. See "Executive Compensation Arrangements" above. None of the named executive officers is entitled to any severance pay or other benefits upon a termination due to death.

        Disability.    If the employment of any of the named executive officers is terminated due to disability, which is defined in the incentive plans or applicable award agreements, such plans or agreements provide for vesting in full of any outstanding options. See "Executive Compensation Arrangements" above. None of the named executive officers is entitled to any severance pay or other benefits upon a termination due to disability.

        Change in Control.    In case of a change in control, the incentive plans provide for vesting in full of any outstanding options held by the named executive officers. A change in control is generally defined as:

  •
  The acquisition by a non-exempt person (as defined in the incentive plans) of beneficial ownership of at least 20% of the combined voting power of the then outstanding shares of our company ordinarily having the right to vote in the election of directors, other than pursuant to a transaction approved by our board of directors.

  •
  The individuals constituting our board of directors over any two consecutive years cease to constitute at least a majority of the board, subject to certain exceptions that permit the board to approve new members by approval of at least two-thirds of the remaining directors.

  •
  Any merger, consolidation or binding share exchange that causes the persons who were common stockholders of our company immediately prior thereto to lose their proportionate interest in the common stock or voting power of the successor or to have less than a majority of the combined voting power of the then outstanding shares ordinarily having the right to vote in the election of directors, the sale of substantially all of the assets of the company or the dissolution of the company.

        In the case of a change in control described in the last bullet point, our compensation committee may determine not to accelerate the existing equity awards of the named executive officers if equivalent awards will be substituted for the existing awards, except that Mr. Maffei's awards may also be subject to acceleration upon a change in control, including of the type described in the last bullet point, pursuant to the terms of the award agreement for his 2014 Options. See "—Executive Compensation Arrangements—Gregory B. Maffei" above. For purposes of the tabular presentation below, we have assumed no such determination was made.

Benefits Payable Upon Termination or Change-in-Control

Name	Voluntary Termination Without Good Reason ($)		Termination for Cause ($)	Termination Without Cause or for Good Reason ($)		Death ($)		Disability ($)		After a Change in Control ($)
Gregory B. Maffei
Options	—		—	—	(1)	—	(1)	—	(1)	—	(1)

Total	—		—	—		—		—		—

Brian J. Wendling
Options	15,325	(1)	—	15,325	(1)	15,325	(1)	15,325	(1)	15,325	(1)

Total	15,325		—	15,325		15,325		15,325		15,325

(1)
Based on the number of vested options held by Mr. Wendling at December 30, 2016. Mr. Maffei's 2014 Options have been excluded as the exercise price of the 2014 Options was more than the closing market price of LTRPB shares on December 30, 2016. See the "Outstanding Equity Awards at Fiscal Year-End" table and "Potential Payments Upon Termination or Change-in-Control—Termination Without Cause or for Good Reason" above.

DIRECTOR COMPENSATION

Nonemployee Directors

        Director Fees.    Each of our directors who is not an employee of, or service provider to, our company was paid an annual fee of $103,000 (which we refer to as the director fee) for 2016, of which fee each director was permitted to elect to receive 50%, 75% or 100% of such director fee in restricted shares or options to purchase LTRPA, with the remainder payable in cash. The awards issued to our directors with respect to their service on our board in 2016 were issued in December 2015. For service on our board of directors in 2017, each of our directors who is not an employee of, or service provider to, our company will be paid an annual fee of $150,000, and a director may elect to receive 50%, 75% or 100% of such director fee in restricted stock units or options to purchase LTRPA, which will vest one year from the grant date, with the remainder payable in cash. See "—Director Option Grants" below for information on the equity awards granted in 2016 to the nonemployee directors with respect to service on our board in 2017. With respect to our audit committee, each member thereof receives an additional annual fee of $15,000 ($10,000 in 2016) for his participation on the audit committee, except that the chairman of the audit committee instead receives an additional annual fee of $25,000 ($15,000 in 2016) for his participation on the audit committee. Fees for service on our compensation committee, nominating and corporate governance committee and executive committee are the same for 2016 and 2017. With respect to our compensation committee and nominating and corporate governance committee, each member thereof receives an additional annual fee of $10,000 for his participation on each such committee, except that the chairman of that committee instead receives an additional annual fee of $15,000 for his participation on that committee. With respect to our executive committee, each member thereof who is not an employee of, or service provider to, our company receives an additional annual fee of $5,000 for his participation on that committee. The cash portion of the director fees and the fees for participation on committees are payable quarterly in arrears.

        Equity Incentive Plans.    As discussed above, awards granted to our nonemployee directors under the incentive plan are currently administered by our full board of directors. Our board of directors has full power and authority to grant eligible persons the awards described below and to determine the terms and conditions under which any awards are made. The incentive plan is designed to provide additional remuneration to our nonemployee directors and independent contractors, among others, and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. Our board of directors may grant non-qualified stock options, SARs, restricted shares, restricted stock units, cash awards, performance awards or any combination of the foregoing under the incentive plan.

        As described above, in connection with the Spin-Off, our company's board of directors adopted the transitional plan, which governs the terms and conditions of awards issued in the Spin-Off in connection with adjustments made to awards previously granted by Liberty Interactive with respect to its Liberty Ventures common stock.

        Director Option Grants.    Pursuant to our director compensation policy described above and the incentive plan, on December 12, 2016, Mr. Mueller was granted options to purchase 9,565 LTRPA shares and Messrs. Malone, Romrell and Wargo were each granted options to purchase 19,130 LTRPA shares, all of which had an exercise price equal to $16.15, which was the closing price of such stock on the grant date. The options will become exercisable on the first anniversary of the grant date, or on such earlier date that the grantee ceases to be a director because of death or disability, and, unless our board determines otherwise, will be terminated without becoming exercisable if the grantee resigns or is removed from the board before the vesting date. Once vested, the options will remain exercisable until the seventh anniversary of the grant date, or, if earlier, until the first business day following the first anniversary of the date the grantee ceases to be a director.

        Stock Ownership Guidelines.    In March 2016, our board of directors adopted stock ownership guidelines that require each director to own shares of our company's stock equal to at least 1.5 times the value of the director fee. Directors will have five years from the later of (i) the effective date of the new guidelines and (ii) the director's initial appointment to our board to comply with these guidelines.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(2)(3)	All other compensation ($)	Total ($)
Michael J. Malone	30,000	—	126,741	—	156,741
Chris Mueller	71,500	—	63,370	—	134,870
Larry E. Romrell	76,500	—	126,741	—	203,241
Albert E. Rosenthaler	—	—	—	—	—
J. David Wargo	35,000	—	126,741	—	161,741

(1)
Gregory B. Maffei, the Chairman of the Board of our company and a named executive officer, and Albert E. Rosenthaler, who is Chief Corporate Development Officer of our company, received no compensation for serving as directors of our company during 2016.

(2)
As of December 31, 2016, our directors (other than Mr. Maffei, whose equity awards are listed in "Outstanding Equity Awards at Fiscal Year-End" above) held the following equity awards:

	Michael J. Malone	Chris Mueller	Larry E. Romrell	Albert E. Rosenthaler	J. David Wargo
Options
LTRPA	31,661	17,961	29,293	33,263	31,661
(3)
The aggregate grant date fair value of the stock option awards has been computed in accordance with FASB ASC Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 9 to our consolidated financial statements for the year ended December 31, 2016 (which are included in the 2016 Form 10-K).

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2016 with respect to shares of our common stock authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015)			4,794,084	(1)
LTRPA	108,809	$20.68
LTRPB	1,797,107	$27.83
Liberty TripAdvisor Holdings, Inc. Transitional Stock Adjustment Plan			—	(2)
LTRPA	552,476	$13.87
LTRPB	—	—
Equity compensation plans not approved by security holders: None
Total
LTRPA	661,285

LTRPB	1,797,107

			4,794,084

(1)
The Liberty TripAdvisor Holdings, Inc. 2014 Omnibus Incentive Plan (Amended and Restated as of March 11, 2015) permits grants of, or with respect to, shares of any series of our common stock, subject to a single aggregate limit.

(2)
The Liberty TripAdvisor Holdings, Inc. Transitional Stock Adjustment Plan governs the terms and conditions of awards with respect to our company's common stock that were granted in connection with adjustments made to awards granted by Liberty Interactive with respect to its Liberty Ventures common stock. As a result, no further grants are permitted under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (as defined by Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board to address such actual or potential conflicts. No related party transaction may be effected by our company without the approval of the audit committee of our board or another independent body of our board designated to address such actual or potential conflicts.

Letter Agreement with Mr. Maffei

        As described in more detail above under "Executive Compensation—Executive Compensation Arrangements—Gregory B. Maffei," on December 21, 2014, Mr. Maffei received a one-time grant of the 2014 Options consisting of 1,797,107 options to purchase shares of LTRPB at an exercise price of $27.83 per share. Because of the significant voting power that Mr. Maffei would possess upon exercise of the 2014 Options, our board of directors determined that it would be appropriate to also grant Mr. Maffei approval for purposes of exempting him from the restrictions that may be imposed on him as an "interested stockholder" under Section 203 of the General Corporation Law of Delaware (Section 203). Separately, Mr. Maffei advised our board that, although no agreement, arrangement or understanding had been reached, he was in discussions with Mr. Malone regarding a potential exchange of shares of LTRPB owned by the Malones (as defined below) for shares of LTRPA owned by Mr. Maffei. As a result, the compensation committee of our board and the members of our board independent of Mr. Maffei and the Malones determined that it was appropriate to request that Mr. Maffei enter into a standstill agreement with our company, and on December 21, 2014, we and Mr. Maffei entered into a letter agreement (the Standstill Letter). The Standstill Letter was entered into in connection with the grant of the 2014 Options to Mr. Maffei and in anticipation of such potential exchange. On December 22, 2014, Mr. Maffei acquired 2,770,173 shares of LTRPB in exchange for 3,047,190 shares of LTRPA pursuant to an exchange transaction pursuant to which he exchanged (the Exchange) an aggregate of 3,047,190 shares of LTRPA in a private transaction with John C. Malone, our Chairman at the time, Mr. Malone's wife and two trusts (the Trusts) managed by an independent trustee, the beneficiaries of which are Mr. Malone's adult children (Mr. Malone, his wife and the Trusts, the Malones), for an aggregate of 2,770,173 shares of LTRPB held by Mr. Malone, his wife and the Trusts. Prior to the grant of the 2014 Options and any agreement, arrangement or understanding between Mr. Maffei and Mr. Malone regarding the Exchange, the compensation committee of our board and the members of our board independent of Mr. Maffei and the Malones approved (x) each of Mr. Maffei and certain of his related persons as an "interested stockholder" and (y) the acquisition by such persons of shares of our common stock, in each case, for purposes of Section 203.

        Subject to certain exceptions, during the Term (as defined below) of the Standstill Letter, Mr. Maffei has agreed that he will not, and he will not permit his Controlled Affiliates (as defined in the Standstill Letter) to, directly or indirectly, acquire Voting Securities (as such term is defined in the Standstill Letter) of our company if, after giving effect to such acquisition, Mr. Maffei and his Controlled Affiliates would beneficially own (as defined under the Exchange Act, but including all shares Mr. Maffei has the right to acquire without giving effect to any vesting requirements) in excess of 34.9% of our outstanding Voting Securities (the Cap); provided, that the Cap will not prohibit, among other things, Mr. Maffei from acquiring or exercising the 2014 Options or acquiring shares of LTRPB pursuant to the Exchange. In the event Mr. Maffei or his Controlled Affiliates have beneficial ownership of Voting Securities of our company in excess of the Cap, subject to limited exceptions, Mr. Maffei will vote such securities in excess of the Cap in the same proportion as the votes cast by stockholders unaffiliated with Mr. Maffei on any matter submitted to a vote of our stockholders.

        Pursuant to the Standstill Letter, during the period commencing on December 21, 2014 and ending on the earlier of (x) the fifth anniversary of the closing of the Exchange or (y) the consummation of a Change in Control (as defined in the Standstill Letter) (such period, the Term), our company will include Mr. Maffei (or his designee) in management's slate of directors for election (the Management Slate) at each annual or special meeting of stockholders at which directors in Mr. Maffei's (or his designee's) class are to be elected. Our company will use reasonable best efforts to cause the election of Mr. Maffei (or his designee) to our board of directors. So long as our company complies with our obligation to include Mr. Maffei (or his designee) on the Management Slate as provided in the Standstill Letter, Mr. Maffei has agreed to vote his shares of our common stock in favor of the Management Slate.

        Pursuant to and during the Term of the Standstill Letter, Mr. Maffei has agreed, subject to certain exceptions, to certain customary standstill provisions. Such provisions prohibit Mr. Maffei and his Controlled Affiliates, unless expressly authorized by a majority of the members of our board who are independent, disinterested and unaffiliated with Mr. Maffei and his Controlled Affiliates, from: (i) effecting or seeking, offering or proposing (whether publicly or otherwise) to effect, or announcing any intention to effect or cause or participating in or assisting, facilitating or encouraging any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any equity securities (or beneficial ownership thereof) or rights or options to acquire any equity securities (or beneficial ownership thereof), of our company, (B) any tender or exchange offer, consolidation, business combination, acquisition, merger, joint venture or other business combination involving our company, (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to our company or (D) any solicitation of proxies or consents relating to the election of directors with respect to our company; (ii) forming, joining or in any way participating in a "group" (as defined under Rule 13d-3 of the Exchange Act); (iii) depositing any Voting Securities in a voting trust or similar arrangement; (iv) granting any proxies with respect to any Voting Securities to any person (other than in his capacity as a designated representative of our company), (v) otherwise acting (alone or in concert with others), to call or seek to a call a meeting of our stockholders, initiating any stockholder proposal or calling a special meeting of our board of directors; (vi) entering into any third-party discussions regarding the foregoing; (vii) publicly requesting a waiver or amendment of the foregoing, or making any public announcement regarding such restrictions; (viii) taking any action which would reasonably be expected to require our company to make a public announcement regarding the possibility of a business combination or merger; or (ix) advising, assisting or knowingly encouraging or directing any person to do so in connection with the foregoing. However, Mr. Maffei will not be deemed to have breached or violated these limitations to the extent such actions were taken in connection with his provision of services to our company as a member of our board of directors or as Chief Executive Officer of our company.

        The standstill limitations cease to apply (i) if our company fails (subject to certain exceptions) to comply with our obligation to include Mr. Maffei (or his designee) on the Management Slate for election as a director (other than at Mr. Maffei's request or because of Mr. Maffei's refusal to accept such nomination), (ii) if Mr. Maffei ceases to serve as Chief Executive Officer of our company other than as a result of his resignation without Good Reason (as defined in the grant agreement related to the 2014 Options (the Option Agreement)), his Disability (as defined in the Option Agreement) or his termination for Cause (as defined in the Option Agreement), or (iii) if Mr. Maffei (or his designee) ceases to be a director of our company, other than (A) due to his refusal to serve as a director of our company or to propose a designee in his place, (B) due to his (or his designee's) resignation, (C) due to Mr. Maffei's election not to submit a replacement candidate for appointment or (D) during a period following Mr. Maffei's resignation so long as our company is working in good faith to appoint a replacement designee of Mr. Maffei. The standstill limitations also cease to apply upon the occurrence of certain events set forth in the Standstill Letter, including our company entering into discussions regarding a transaction that would, if consummated, be reasonably likely to result in a Change of

Control (unless Mr. Maffei has been released from such restrictions to the extent reasonably necessary for him to fully participate in any discussions (in his capacity as a stockholder) and to offer or propose alternative transactions involving himself and his Controlled Affiliates and third parties) or a third party commences a tender or exchange offer for at least 50.1% of our common stock which would result in a Change of Control of our company and which offer is not opposed by our company.

        The foregoing is a summary of the Standstill Letter and is qualified by reference to the full text of the Standstill Letter, which is incorporated by reference as Exhibit 7(a) to the Schedule 13D filed by Mr. Maffei with respect to our common stock on December 31, 2014.

 STOCKHOLDER PROPOSALS

        This proxy statement relates to our annual meeting of stockholders for the calendar year 2017 which will take place on May 24, 2017. Based solely on the date of our 2017 annual meeting and the date of this proxy statement, (i) a stockholder proposal must be submitted in writing to our Corporate Secretary and received at our executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, by the close of business on December 25, 2017 in order to be eligible for inclusion in our proxy materials for the annual meeting of stockholders for the calendar year 2018 (the 2018 annual meeting), and (ii) a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, must be received at our executive offices at the foregoing address not earlier than February 23, 2018 and not later than March 26, 2018 to be considered for presentation at the 2018 annual meeting. We currently anticipate that the 2018 annual meeting will be held during the second quarter of 2018. If the 2018 annual meeting takes place more than 30 days before or 30 days after May 24, 2018 (the anniversary of the 2017 annual meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to the board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2018 annual meeting is communicated to stockholders or public disclosure of the date of the 2018 annual meeting is made, whichever occurs first, in order to be considered for presentation at the 2018 annual meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

        We file periodic reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. You may also inspect such filings on the Internet website maintained by the SEC at www.sec.gov. Additional information can also be found on our website at www.libertytripadvisorholdings.com. (Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement.) If you would like to receive a copy of our 2016 Form 10-K, or any of the exhibits listed therein, please call or submit a request in writing to Investor Relations, Liberty TripAdvisor Holdings, Inc., 12300 Liberty Boulevard, Englewood, Colorado 80112, Tel. No. (844) 826-8736, and we will provide you with the 2016 Form 10-K without charge, or any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 24, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/LTAH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch-tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposal 2. 1. Election of Directors: + For Withhold For Withhold 01 - Chris Mueller 02 - Albert E. Rosenthaler ForAgainst Abstain 2. A proposal to ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2017. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 2 7 6 3 7 1 02KBBD MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — LIBERTY TRIPADVISOR HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS MAY 24, 2017 The undersigned hereby appoint(s) Richard N. Baer and Brian J. Wendling, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock and/or Series B common stock held by the undersigned at the Annual Meeting of Stockholders to be held at 8:45 a.m., local time, on May 24, 2017, at the Atlanta Braves Headquarters, 755 Battery Avenue, Atlanta, Georgia 30339 and any adjournment or postponement thereof, with all the powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE IN THEIR DISCRETION. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE